MGP INGREDIENTS REPORTS RECORD FIRST QUARTER 2022 RESULTS
Consolidated sales increased 80.2% from prior year period
Operating income increased 144.3%

ATCHISON, Kan., May 5, 2022 - MGP Ingredients, Inc. (Nasdaq:MGPI), a leading provider of distilled spirits, branded spirits, and food ingredient solutions, today reported results for the first quarter ended March 31, 2022.

2022 first quarter consolidated results compared to 2021 first quarter

•Sales increased 80.2% to $195.2 million, as a result of sales growth in each of the reporting segments.
•Gross profit increased 122.4% to $71.8 million, representing 36.8% of sales.
•Operating income increased 144.3% to $50.1 million; adjusted operating income increased 123.7% to $50.1 million.
•Net income increased 142.2% to $37.4 million; adjusted net income increased 117.3% to $37.4 million.
•Adjusted EBITDA increased 115.2% to $55.4 million.
•Basic and diluted earnings per share ("EPS") increased to $1.69 per share from $0.90 per share; adjusted basic and diluted EPS increased to $1.69 per share from $1.01 per share.

“We are very pleased with our continued momentum this quarter, which has again yielded record consolidated results,” said David Colo, president and CEO of MGP Ingredients. “Sales of premium beverage alcohol increased 37.7%, while brown goods sales grew 44.4% from last year, due to higher aged whiskey and new distillate sales in our Distilling Solutions segment. Continued strong consumer demand for the premium, super premium, and ultra-premium offerings within our Branded Spirits segment further improved our results as we believe our expansive family of brands and spirits will continue to position us well for incremental growth. Additionally, our diverse product offering within the Ingredient Solutions segment continues to be aligned with strong consumer trends, as evidenced by our record results this quarter.”

Distilling Solutions Segment
In the first quarter of 2022, sales for the Distilling Solutions segment increased 25.8% to $111.5 million, reflecting a 37.7% increase in sales of premium beverage alcohol, primarily due to higher aged whiskey and new distillate sales. Gross profit increased to $38.9 million or 34.9% of segment sales, compared to $28.2 million, or 31.9% of segment sales in the first quarter 2021.

Branded Spirits Segment
For the first quarter of 2022, sales for the Branded Spirits segment totaled $55.8 million, primarily due to the April 1, 2021 Luxco acquisition. Gross profit increased to $24.8 million, or 44.5% of segment sales.

Ingredient Solutions Segment
In the first quarter of 2022, sales in the Ingredient Solutions segment increased 46.2% to $28.0 million. Gross profit increased to $8.1 million, or 29.0% of segment sales, compared to $4.0 million, or 20.7% of segment sales in the first quarter 2021.

Other
Corporate selling, general and administrative ("SG&A") expenses for the first quarter 2022, inclusive of advertising and promotion expenses, increased $10.0 million to $21.8 million as compared to the first quarter 2021, primarily driven by the assumption of Luxco’s SG&A expenses.

The corporate effective tax rate for the quarter was 23.0% and remained unchanged from the year ago period.

“We are off to another strong start to the year, and remain committed to the execution of our long-term growth strategy,” said Colo. “We believe the underlying macro consumer trends that are supporting each of our business segments remain strong. The three recently announced expansionary projects remain on track, which we believe will enable us to meet the continued strong demand we’re experiencing. Our capital allocation strategy remains focused on organic and acquisitive growth, which aligns well with our long-term strategy.”

2022 Outlook
MGP is confirming the following consolidated guidance for fiscal 2022:
•Sales are projected to be in the range of $690 million to $715 million.
•Adjusted EBITDA is expected to be in the range of $150 million to $157 million.
•Basic adjusted earnings per share are forecasted to be in the $4.15 to $4.35 range, with basic weighted average shares outstanding expected to be approximately 22.0 million at year end.

Full year 2022 guidance measures of adjusted EBITDA and basic adjusted earnings per share are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measures because MGP is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, and other items not reflective of MGP’s ongoing operations.

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: ir.mgpingredients.com on the Events & Presentations page
Conference Call: 844-308-6398 (domestic) or 412-717-9605 (international)

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium distilled spirits, branded spirits, and food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, and bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With U.S. distilleries in Kentucky, Indiana, Kansas, and Washington D.C., and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from five distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico and Dos Primos; MGP’s historic distillery in Lawrenceburg, Indiana, where the George Remus Straight Bourbon Whiskey and Rossville Union Straight Rye Whiskey are produced; and the Washington, D.C.-based Green Hat Distillery, producer of the Green Hat family of gins. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on MGP Ingredients, Inc. ("the Company") of continuing consumer trends and our announced expansionary projects. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology.

These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and financial condition and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, (i) disruptions in operations at our Atchison facility, our Lawrenceburg facility, or any Luxco facility, (ii) the availability and cost of grain, flour, and agave, and fluctuations in energy costs, (iii) the effectiveness of our grain purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the impact of the COVID-19 pandemic, (viii) the effects of inflation and the ability to effectively pass raw material and other price increases on to customers, (ix) our ability to maintain compliance with all applicable loan agreement covenants, (x) increases in interest rate, (xi) our ability to realize operating efficiencies, (xii) actions of governments, and (xiii) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distilling Solutions, Branded Spirits and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2021.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the Company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, MGP has disclosed adjusted gross profit, adjusted operating income, adjusted income before taxes, adjusted net income, adjusted MGP earnings, adjusted EBITDA and basic and diluted adjusted earnings per share. The presentation of non-GAAP financial measures should be reviewed in conjunction with gross profit, operating income, income before taxes, net income, net income attributable to common shareholders and basic and diluted earnings per share computed in accordance with U.S. GAAP and should not be considered a substitute for these GAAP measures. The non-GAAP adjustments referenced in the section entitled "Reconciliation of Selected GAAP Measures to Non-GAAP Measures," take into account the impacts of items that are not necessarily ongoing in nature and/or predictive of the Company's operating trends. We believe that these non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measure.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD
(Dollars in thousands)

Operating income, quarter versus quarter	Operating Income	Change
Operating income for quarter ended March 31, 2021	$20,500
Increase in gross profit - Branded Spirits segment	24,696	120.5	pp(a)
Increase in gross profit - Distilling Solutions segment	10,688	52.1	pp
Increase in gross profit - Ingredient Solutions segment	4,138	20.2	pp
Increase in Advertising and promotion expenses	(4,651)	(22.7)	pp
Increase in SG&A expenses	(5,320)	(26.0)	pp
Increase in Other operating income, net	29	0.1	pp
Operating income for quarter ended March 31, 2022	$50,080	144.3%

(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
EARNINGS PER SHARE (“EPS”) ROLLFORWARD

Change in basic and diluted EPS, quarter versus quarter	Basic and Diluted EPS	Change
Basic and diluted EPS for quarter ended March 31, 2021	$0.90
Increase in Operating income (b)	1.34	148.9	pp(a)
Change in income allocated to participating securities	0.01	1.1	pp
Change in interest expense, net (b)	(0.05)	(5.6)	pp
Change in weighted average shares outstanding	(0.51)	(56.7)	pp
Basic and diluted EPS for quarter ended March 31, 2022	$1.69	87.7%

(a) Percentage points (“pp”).
(b) Items are net of tax based on the effective tax rate for the base year (2021).

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Quarter Ended March 31,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Brown goods	$62,145	$43,041	$19,104	44.4%
White goods	20,086	16,657	3,429	20.6
Premium beverage alcohol	82,231	59,698	22,533	37.7
Industrial alcohol	11,495	17,336	(5,841)	(33.7)
Food grade alcohol	93,726	77,034	16,692	21.7
Fuel grade alcohol	3,282	2,517	765	30.4
Distillers feed and related co-products	8,917	4,972	3,945	79.3
Warehouse services	5,584	4,101	1,483	36.2
Total Distilling Solutions	$111,509	$88,624	$22,885	25.8%

	BRANDED SPIRITS SALES
	Quarter Ended March 31,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Ultra premium	$12,597	$126	$12,471	9,897.6%
Super premium	2,946	411	2,535	616.8
Premium	6,140	26	6,114	23,515.4
Mid	19,273	—	19,273	N/A
Value	11,299	—	11,299	N/A
Other	3,496	7	3,489	49,842.9
Total Branded Spirits	$55,751	$570	$55,181	9,680.9%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended March 31,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2022	2021	$ Change	% Change
Specialty wheat starches	$15,203	$10,222	$4,981	48.7%
Specialty wheat proteins	9,419	6,046	3,373	55.9
Commodity wheat starches	3,353	2,283	1,070	46.9
Commodity wheat proteins	—	578	(578)	N/A
Total Ingredient Solutions	$27,975	$19,129	$8,846	46.2%

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	Quarter Ended March 31,
	2022	2021
Sales	$195,235	$108,323
Cost of sales	123,414	76,024
Gross profit	71,821	32,299

Advertising and promotion expenses	5,504	853
Selling, general and administrative expenses	16,266	10,946
Other operating income, net	(29)	—
Operating income	50,080	20,500

Interest expense, net	(1,598)	(488)
Other income, net	54	30
Income before income taxes	48,536	20,042

Income tax expense	11,165	4,615
Net income	37,371	15,427

Net loss attributable to noncontrolling interest	66	—
Net income attributable to MGP Ingredients, Inc.	37,437	15,427

Income attributable to participating securities	(318)	(146)
Net income used in earnings per share calculation	$37,119	$15,281

Basic and diluted weighted average common shares	21,989,100	16,928,003

Basic and diluted earnings per common share	$1.69	$0.90

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	March 31, 2022	December 31, 2021		March 31, 2022	December 31, 2021
ASSETS			LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Assets:			Current Liabilities:
Cash and cash equivalents	$27,295	$21,568	Current maturities of long-term debt	$3,228	$3,227
Receivables, net	102,062	92,537	Accounts payable	52,763	53,712
Inventory	259,517	245,944	Federal and state excise taxes payable	6,476	6,992
Prepaid expenses	6,391	1,510	Income taxes payable	5,437	—
Refundable income taxes	—	5,539	Accrued expenses and other	16,559	24,869
Total Current Assets	395,265	367,098	Total Current Liabilities	84,463	88,800

Property, plant, and equipment	433,017	428,249	Other liabilities:
Less accumulated depreciation and amortization	(225,651)	(220,963)	Long-term debt, less current maturities	34,463	35,266
Property, Plant, and Equipment, net	207,366	207,286	Convertible senior notes	194,986	194,906
Operating lease right-of-use assets, net	15,981	9,671	Long-term operating lease liabilities	12,595	6,997
Investment in joint ventures	6,366	4,944	Other noncurrent liabilities	4,513	5,132
Intangible assets, net	218,320	218,838	Deferred income taxes	66,394	66,101
Goodwill	226,294	226,294	Total Liabilities	397,414	397,202
Other assets	7,227	7,336	Total equity	679,405	644,265
TOTAL ASSETS	$1,076,819	$1,041,467	TOTAL LIABILITIES AND TOTAL EQUITY	$1,076,819	$1,041,467

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Quarter Ended March 31,
	2022	2021
Cash Flows from Operating Activities
Net income	$37,371	$15,427
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,621	3,311
Share-based compensation	1,373	3,229
Gain on equity method investment	(394)	—
Deferred income taxes, including change in valuation allowance	347	(648)
Other, net	24	—
Changes in operating assets and liabilities:
Receivables, net	(9,601)	(4,348)
Inventory	(13,696)	4,924
Prepaid expenses	657	(1,084)
Income taxes payable	5,437	5,237
Accounts payable	4,638	509
Accrued expenses and other	(8,896)	(8,278)
Federal and state liquor excise payable	(515)	(107)
Other, net	(136)	(1,182)
Net cash provided by operating activities	22,230	16,990

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(10,642)	(12,059)
Contributions to equity method investment	(1,028)	—
Other, net	(363)	(1,281)
Net cash used in investing activities	(12,033)	(13,340)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(2,661)	(2,052)
Purchase of treasury stock	(714)	(674)
Principal payments on long-term debt	(807)	—
Net cash used in financing activities	(4,182)	(2,726)

Effect of exchange rate changes on cash	(288)	—
Increase in cash and cash equivalents	5,727	924
Cash and cash equivalents, beginning of period	21,568	21,662
Cash and cash equivalents, end of period	$27,295	$22,586

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)
(in thousands)

	Quarter Ended March 31, 2022
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$71,821	$50,080	$48,536	$37,371	$37,119	$1.69
No adjustments for the period	—	—	—	—	—	—
Adjusted Non-GAAP results	$71,821	$50,080	$48,536	$37,371	$37,119	$1.69

	Quarter Ended March 31, 2021
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$32,299	$20,500	$20,042	$15,427	$15,281	$0.90
Adjusted to remove:
Business acquisition costs (b)	—	1,890	1,890	1,768	1,768	0.11
Adjusted Non-GAAP results	$32,299	$22,390	$21,932	$17,195	$17,049	$1.01

(a)MGP Earnings has been defined as "Net income used in Earnings Per Share calculation."

(b)The Business acquisition costs are included in the Condensed Consolidated Statement of Income within the Selling, general and administrative line item. The adjustment includes transaction and integration costs associated with the merger with Luxco.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)
(in thousands)

	Quarter Ended March 31,
	2022	2021
Net Income	$37,371	$15,427
Interest expense	1,598	488
Income tax expense	11,165	4,615
Depreciation and amortization	5,621	3,311
Equity method investment	(394)	—
Business acquisition costs	—	1,890
Adjusted EBITDA	$55,361	$25,731

The non-GAAP adjusted EBITDA measure is defined as earnings before interest, taxes, depreciation and amortization, equity method investment and business acquisition costs. See section "reconciliation of selected GAAP measure to non-GAAP measures" for further details on each of these non-GAAP Items.